UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2022

WINGSTOP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

15505 Wright Brothers Drive
Addison, Texas		75001
(Address of principal executive offices)		(Zip Code)

(972) 686-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WING	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

General

As previously announced, on March 2, 2022, Wingstop Inc. (the “Company,” “we,” “our,” or “us”) entered into a definitive agreement relating to an existing securitized financing facility pursuant to a privately placed securitization transaction (the “2022 Securitization”). To complete the 2022 Securitization, on March 9, 2022 (the “Closing Date”), Wingstop Funding LLC, a Delaware limited liability company (the “Issuer”), a limited purpose, bankruptcy-remote, indirect wholly owned subsidiary of the Company issued $250 million of its Series 2022-1 3.734% Fixed Rate Senior Secured Notes, Class A-2 (the “2022 Class A-2 Notes”). The offering was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the issuance of the 2022 Class A-2 Notes, the Issuer also entered into a revolving financing facility of Series 2022-1 Variable Funding Senior Notes, Class A-1 (the “2022 Variable Funding Notes”), which permits borrowings of up to a maximum principal amount of $200 million, a portion of which may be used to issue letters of credit. The 2022 Class A-2 Notes and the 2022 Variable Funding Notes are referred to collectively as the “2022 Notes.” Subject to certain limitations, the 2022 Notes are secured by certain of the Company’s domestic and foreign revenue-generating assets, consisting principally of franchise-related agreements, intellectual property, and vendor rebate contracts (collectively, the “Securitized Assets”), that were previously contributed or otherwise transferred to the Issuer and certain other limited-purpose, bankruptcy-remote, wholly owned indirect subsidiaries of the Company (collectively, the “Securitization Entities”) that act as guarantors pursuant to a guarantee and collateral agreement previously entered into.

2022 Class A-2 Notes

The 2022 Class A-2 Notes were issued under a Second Amended and Restated Base Indenture (the “Base Indenture”) and the related Series 2022-1 Supplement thereto (the “Series 2022-1 Supplement”), each dated March 9, 2022, by and between the Issuer and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and securities intermediary. The Base Indenture and the Series 2022-1 Supplement (collectively with the Series 2020 Supplement previously entered into, the “Indenture”) will allow the Issuer to issue additional series of notes in the future, subject to certain conditions set forth therein.

Interest and principal payments on the 2022 Class A-2 Notes are payable on a quarterly basis. The requirement to make such quarterly principal payments on the 2022 Class A-2 Notes is subject to certain financial conditions set forth in the Indenture. The legal final maturity date of the 2022 Class A-2 Notes is in March of 2052, but, unless earlier prepaid to the extent permitted under the Indenture, the anticipated repayment date of the 2022 Class A-2 Notes will be in March 2029. If the Issuer has not repaid or refinanced the 2022 Class A-2 Notes prior to the anticipated repayment date, additional interest will accrue on the 2022 Class A-2 Notes in an amount equal to the greater of (A) 5.00% per annum and (B) a per annum interest rate equal to the excess, if any, by which the sum of the following exceeds the original interest rate of the 2022 Class A-2 Notes (i) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on such anticipated repayment date of the United States Treasury Security having a term closest to 10 years, plus (ii) 5.00%, plus (iii) 1.88%.

2022 Variable Funding Notes

In connection with the issuance of the 2022 Class A-2 Notes, the Issuer also entered into a revolving financing facility consisting of 2022 Variable Funding Notes, which, subject to certain financial and other borrowing conditions set forth in the 2022 Variable Funding Note Purchase Agreement, permits borrowings of up to a maximum principal amount of $200 million, a portion of which may be used to issue letters of credit. The 2022 Variable Funding Notes were issued under the Indenture and allow for borrowings on a revolving basis. Borrowings and certain additional terms related to the 2022 Variable Funding Notes are governed by the Class A-1 Note Purchase Agreement, dated March 9, 2022, by and among the Issuer, the Guarantors, Wingstop Restaurants Inc., as manager (the “Manager”), certain conduit investors, financial institutions, and funding agents, Morgan Stanley & Co. LLC, as swingline lender, administrative agent and provider of letters of credit (the “2022 Variable Funding Note Purchase Agreement”). The 2022 Variable Funding Notes will be governed by both the 2022 Variable Funding Note Purchase Agreement and the Indenture. Depending on the type of borrowing under the 2022 Variable Funding Notes, interest on the 2022 Variable Funding Notes will be based on (i) the prime rate, (ii) overnight federal funds rates, (iii) the secured overnight financing rate or (iv) with respect to advances made by conduit investors, the weighted average cost of, or related to, the issuance of commercial paper allocated to fund or maintain such advances, in each case plus any applicable margin, as more fully set forth in the 2022 Variable Funding Note Purchase Agreement and the Series 2022-1 Supplement. The Issuer has not drawn on the 2022 Variable Funding Notes as of the Closing Date. Commitment fees and other usage fees apply to the 2022 Variable Funding Notes facility depending on the type of borrowing requested. There is a 60-basis points draw fee on borrowings requested pursuant to the terms of the 2022 Variable Fund Note Purchase Agreement. Additionally, during a commitment availability period, there is a 30-basis point commitment fee on the committed portion of the Variable Funding Notes facility which is payable quarterly. It is anticipated that the principal and interest on the 2022 Variable Funding Notes will be repaid in full on or prior to March of 2027, subject to two additional one-year extensions at the option of the Manager. Following the anticipated repayment date (and any extensions thereof), additional interest will accrue on the 2022 Variable Funding Notes equal to 5.00% per annum.

Covenants and Restrictions

The 2022 Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) that the Issuer maintains specified reserve accounts to be used to make required payments in respect of the 2022 Notes, (ii) provisions relating to optional and mandatory prepayments and the related payment of specified amounts, including specified make-whole payments in the case of the 2022 Class A-2 Notes under certain circumstances, (iii) certain indemnification payments in the event, among other things, that the assets pledged as collateral for the 2022 Notes are in stated ways defective or ineffective, and (iv) covenants relating to recordkeeping, access to information, and similar matters. The 2022 Class A-2 Notes are also subject to customary rapid amortization events provided for in the Indenture, including events tied to failure to maintain stated debt service coverage ratios, the sum of global gross sales for specified restaurants being below certain levels on certain measurement dates, certain change of control and manager termination events, an event of default, and the failure to repay or refinance the 2022 Class A-2 Notes on the applicable anticipated repayment date or scheduled maturity date. The 2022 Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the 2022 Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective, and certain judgments.

Use of Proceeds

On the Closing Date, a portion of the net proceeds of the offering were used to pay fees and expenses related to the issuance of the 2022 Notes. The Company intends to use the remaining proceeds for general corporate purposes, including the return of cash to the Company’s stockholders through the issuance of a special dividend, as described in more detail below under Item 8.01.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Base Indenture, the Series 2022-1 Supplement and the 2022 Variable Funding Note Purchase Agreement, which have been filed as Exhibits 4.1, 4.2 and 10.1, respectively, hereto and are hereby incorporated herein by reference. Interested parties should read the documents in their entirety.

Item 1.02.	Termination of a Material Definitive Agreement

The Issuer’s Series 2020-1 Class A-1 Notes were terminated in connection with the 2022 Securitization.

Item 2.02.	Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.” Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act, if such subsequent filing specifically references this Form 8-K.

On March 10, 2022, the Company issued a press release announcing the completion of the 2022 Securitization. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

Special Dividend

On March 9, 2022, the Board declared a special dividend of $4.00 per share of common stock payable to stockholders of record as of March 24, 2022, to be paid on April 7, 2022. The dividend is expected be funded through proceeds from the issuance and sale of the 2022 Notes. A portion of the special dividend that is equal to the Company’s current and accumulated earnings and profits through fiscal year end December 31, 2022 will be taxable to stockholders as a qualified dividend for U.S. federal income tax purposes. While the tax treatment of the special dividend cannot be concluded with certainty until 2023, the Company expects approximately 50% - 60% of the dividend to be in excess of the Company’s earnings and profits. Stockholders are encouraged to consult with their financial and tax advisors regarding circumstances of their individual situation.

The Company intends to provide a preliminary estimate of its accumulated earnings and profits through fiscal year end December 31, 2022 in the Investor Relations section of its website (www.wingstop.com). Since the earnings and profits amount will not be finalized until the Company completes its corporate income tax returns for the December 31, 2022 fiscal year, the Company expects to provide final information as soon as it is available, but no later than October 2023.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

4.1	Second Amended and Restated Base Indenture, dated as of March 9, 2022, by and between Wingstop Funding LLC, as Issuer, and Citibank, N.A., as Trustee and Securities Intermediary.

4.2	Series 2022-1 Supplement to Base Indenture, dated as of March 9, 2022, by and between Wingstop Funding LLC, as Issuer of the Series 2022-1 fixed rate senior secured notes, Class A-2, and Series 2022-1 variable funding senior secured notes, Class A-1, and Citibank, N.A., as Trustee and Series 2022-1 Securities Intermediary.

10.1	Class A-1 Note Purchase Agreement, dated as of March 9, 2022, by and among Wingstop Funding LLC, as Issuer, each of Wingstop Guarantor LLC and Wingstop Franchising LLC, each as a Guarantor, Wingstop Restaurants Inc., as Manager, the conduit investors party thereto, the financial institutions party thereto, certain funding agents, Morgan Stanley Asset Funding Inc., as Administrative Agent and Morgan Stanley Bank, N.A., as L/C Provider.

99.1	Press release, dated March 10, 2022 (furnished pursuant to Item 2.02)

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.

Date: March 10, 2022	By:	/s/ Alex R. Kaleida
Chief Financial Officer (Principal Financial and Accounting Officer)